EXHIBIT 99.1

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                        P R E S S   R E L E A S E

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RELEASE DATE:                      CONTACT:
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April 19, 2004                     CHARLES P. EVANOSKI
                                   GROUP SENIOR VICE PRESIDENT
                                   CHIEF FINANCIAL OFFICER
                                   (724) 758-5584


                          FOR IMMEDIATE RELEASE
                          ---------------------

                    ESB FINANCIAL CORPORATION ANNOUNCES
                          FIRST QUARTER EARNINGS


Ellwood City, Pennsylvania, April 19, 2004 - ESB Financial Corporation
(Nasdaq: ESBF), the parent company of ESB Bank, today announced earnings of $0.23 per diluted share on net income of $2.4 million for the quarter ended March 31, 2004, which represents an increase of 4.5% in net income per diluted share as compared to earnings of $0.22 per diluted share on net income of $2.4 million for the same period in the prior year. The Company's annualized return on average assets and average equity were 0.71% and 9.73%, respectively, for the quarter ended March 31, 2004.

Charlotte A. Zuschlag, President and Chief Executive Officer of the Company, stated, "The Board of Directors, senior management and I are pleased with the strong improvement to the net interest margin which is a reflection of the recent retraction of interest rates from the 50-year lows experienced in 2003. The net interest margin was further enhanced by the restructuring and call of a significant portion of the Company's trust preferred securities early in the first quarter of 2004. These factors coupled with the increase in noninterest income resulted in favorable first quarter earnings. The Company continues to pursue strategies to grow and provide a sound investment return to our shareholders."

Net income for the first quarter of 2004, as compared to the first quarter of 2003, increased by $74,000 due to increases in net interest income after provision for loan losses and noninterest income of $565,000 and $492,000, respectively, and a decrease to provision for income taxes of $36,000. Included in the increase to noninterest income were increases to fees and service charges and gain on securities available for sale of $190,000 and $508,000, respectively, partially offset by decreases to net gain on sale of loans of $103,000 and other income, primarily related to title fees, of $93,000. Partially offsetting the increases to income was an increase in noninterest expense of $1.0 million, primarily resulting from the $844,000 charge for the deferred debt issuance costs associated with the redemption of a portion of the Company's subordinated debt in the first quarter of 2004.


Press Release
Page 2 of 3
April 19, 2004

The Company's total assets increased by $6.4 million, or 0.5%, to $1.4 billion at March 31, 2004. This increase resulted primarily from increases to loans receivable of $8.8 million, or 2.7%, to $331.3 million and Federal Home Loan Bank Stock of $1.1 million, or 3.5%, to $31.8 million, partially offset by a decrease to securities available for sale of $3.4 million, or 0.4%, to $925.5 million. The Company's total liabilities increased by $2.1 million, or 0.2%, to $1.3 billion at March 31, 2004. This increase in total liabilities was primarily the result of an increase in borrowed funds of $22.4 million, or 3.4%, partially offset by a decrease in deposits of $19.8 million, or 3.3%. Total stockholders' equity increased $4.3 million, or 4.4%, to $101.2 million at March 31, 2004, from $96.9 million at December 31, 2003. The increase to stockholders' equity was the result of increases to accumulated other comprehensive income and retained earnings of $3.1 million and $579,000, respectively, as well as decreases to treasury stock and unearned employee stock ownership plan shares of $326,000 and $250,000, respectively. The increase to accumulated other comprehensive income was a result of the market value adjustment to the Company's securities available for sale portfolio. Average stockholders' equity to average assets was 7.33%, and book value per share was $9.36 at March 31, 2004 compared to 7.22% and $8.98 at December 31, 2003.

ESB Financial Corporation is the parent holding company of ESB Bank and offers a wide variety of financial products and services through 16 offices in the contiguous counties of Allegheny, Lawrence, Beaver and Butler in Pennsylvania. The common stock of the Company is traded on The Nasdaq Stock Market under the symbol "ESBF". We make available on our web site, which is located at http://www.esbbank.com, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, on the date which we electronically file these reports with the Securities and Exchange Commission. Investors are encouraged to access these reports and the other information about our business and operations on our web site.

This news release contains certain forward-looking statements with respect to the financial condition, results of operations and business of the Company. Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, changes in general economic conditions, interest rates, deposit flows, loan demand, competition, legislation or regulation and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and accounting and technological factors affecting the Company's operations.

Press Release
Page 3 of 3
April 19, 2004


                 ESB FINANCIAL CORPORATION AND SUBSIDIARIES
                 ------------------------------------------
                           Financial Highlights
              (Dollars in Thousands - Except Per Share Amounts)

OPERATIONS DATA:
----------------
                                                            Three Months
                                                           Ended March 31,
                                                         2004          2003
                                                         ----          ----

    Interest income                               $    15,200    $   16,748
    Interest expense                                    8,729        11,043
                                                       ------        ------
    Net interest income                                 6,471         5,705
    Provision for (recovery of) loan losses                19          (182)
                                                       ------        ------
    Net interest income after
       provision for (recovery of) loan losses          6,452         5,887
    Noninterest income                                  1,922         1,430
    Noninterest expense                                 5,415         4,396
                                                       ------        ------
    Income before provision
       for income taxes                                 2,959         2,921
    Provision for income taxes                            521           557
                                                       ------        ------
    Net income                                    $     2,438    $    2,364
                                                       ======        ======
    Net income per share:
       Basic                                            $0.24         $0.23
       Diluted                                          $0.23         $0.22

    Annualized return on average assets                  0.71%         0.71%
    Annualized return on average equity                  9.73%         9.54%


FINANCIAL CONDITION DATA:
-------------------------
                                                             As of:
                                                     03/31/04      12/31/03
                                                     --------      --------

    Total assets                                  $ 1,372,168    $1,365,780
    Cash and cash equivalents                          18,085        15,330
    Total investment securities                       925,506       928,936
    Loans receivable, net                             331,286       322,454
    Customer deposits                                 583,241       603,046
    Borrowed funds (includes subordinated debt)       674,932       652,489
    Stockholders' equity                              101,178        96,871
    Book value per share                                $9.36         $8.98

    Average equity to average assets                     7.33%         7.22%
    Allowance for loan losses to loans receivable        1.14%         1.17%
    Nonperforming assets to total assets                 0.21%         0.22%


(1) Per share amounts have been restated to reflect a six-for-five stock split paid May 15, 2003 to the stockholders of record at the close of business on May 1, 2003.